EXHIBIT 10.1

Summary of Compensation
Arrangements with Certain Persons

The Bank’s executive officers do not have employment agreements with the Registrant.  Their salaries as of February 29, 2012 were as follows:

	Tri City	Tri City	Tri City
Name	Bankshares	National Bank	Capital Corp.	Total

Ronald K. Puetz	$44,000	$432,700	$1,500	$478,200
Robert W. Orth	$22,000	$351,700	$1,000	$374,700
Scott A. Wilson	$22,000	$318,300	$1,000	$341,300
Scott D. Gerardin	$5,500	$188,000	$-	$193,500

In addition, executive officers are eligible to participate in the Bank’s bonus plan.